UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2021

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events
As previously disclosed, Malibu Boats, Inc., (the “Company”) and its indirect subsidiary Malibu Boats, LLC (“Boats LLC”) are defendants in the product liability case brought by Stephen Paul Batchelder and Margaret Mary Batchelder, individually, and as Administrators of the Estate of Ryan Paul Batchelder, deceased (“Plaintiffs”). Plaintiffs also sued the manufacturer of the boat at issue in the case, Malibu Boats West, Inc. (“West”). West is not, and has never been, a subsidiary of the Company but was a separate legal entity whose assets were purchased by Boats LLC in 2006. The case involves a personal injury accident in 2014 involving the propeller of a 2000 model year boat that was manufactured by West.
On August 28, 2021, the jury rejected the Plaintiffs’ design defect claims and found that the driver of the boat was 75% at fault for the accident. Notwithstanding those findings, the jury found that Boats LLC and West negligently failed to warn of a hazard posed by the relevant boat and that such failure was a proximate cause of the death of the decedent. The jury also found that Boats LLC is a legal successor of, and responsible for the liabilities of, West. The jury awarded compensatory damages of $80 million and apportioned 15% of such damages to Boats LLC and 10% of such damages to West. The jury also awarded $80 million of punitive damages against Boats LLC and $40 million of punitive damages against West. Based on the jury’s finding of successor liability, which Boats LLC contends is erroneous, immediately after the verdict the trial court entered judgment against West and Boats LLC, with a potential maximum liability to Boats LLC of $140 million. While the Company and Boats LLC maintain product liability insurance applicable to this case, such insurance coverage may be limited to $26 million.
The Company strongly disagrees with the verdict and the judgment, and intends to file post-trial motions with the trial judge. The Company intends to appeal in the event its post-trial motions are unsuccessful. Pending resolution of the post-trial and appeals process, the payment of any damages in this matter is expected to be stayed. The name of the case is Batchelder et al. v. Malibu Boats, LLC, f/k/a Malibu Boats, Inc.; Malibu Boats West, Inc., et. al., Superior Court of Rabun County, Georgia, Civil Action Case No. 2016-CV-0114-C.
This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical facts contained in this Form 8-K are forward-looking statements, including statements regarding the litigation described above, the Company’s assessment of such litigation and any actions the Company may take in response to the jury’s findings and trial court’s judgment, including any post-trial motions and appeals, and the ultimate impact of such litigation on the Company’s business and financial condition. Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021. You should not rely on forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, the Company assumes no obligation to update forward-looking statements for any reason after the date of this Form 8-K to conform these statements to actual results or to changes in the Company’s expectations.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: August 30, 2021	/s/ Jack Springer
Jack Springer
Chief Executive Officer